Exhibit 99.1

Skillsoft Reports Financial Results for the First Quarter of Fiscal Year 2023

Skillsoft Content Segment Bookings up 22%

BOSTON – June 8, 2022 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the first quarter of fiscal 2023 ended April 30, 2022.

“We reported Q1 results above expectations due to strong Skillsoft Content Segment bookings growth of 22%,” said Jeffery R. Tarr, Skillsoft’s Chief Executive Officer. “I’m pleased that we’ve delivered four consecutive quarters of adjusted revenue growth since returning the Company to public markets a year ago. We also recently completed the first phase of the technical integration of Codecademy into Percipio – our immersive, AI driven learning platform – and are encouraged by our early sales pipeline success.”

Fiscal 2023 First Quarter Select Financials1

●	Delivered strong Skillsoft Content Segment bookings growth of 22% over prior year
●	Skillsoft Content Dollar Revenue Retention to 101%, up 10 percentage points over prior year
●	Delivered GAAP revenue of $164 million, up 79% and GAAP net loss of $22 million
●	Grew Adjusted Revenue[2] 1% to $170 million with Adjusted EBITDA[2] of $33 million

Outlook Commentary

The strength of the Company’s subscription-based Skillsoft Content Segment is being offset by declines in the transactional Global Knowledge segment due to macroeconomic headwinds. As a result, Skillsoft is trending towards the low end of its bookings and revenue outlook ranges for full year fiscal 2023. The Company is taking actions to improve second half Global Knowledge segment revenue results and to deliver its Adjusted EBITDA outlook.

Full Year Fiscal 2023 Outlook3

Outlook
Bookings	$790 million to $825 million
Adjusted Revenue	$765 million to $790 million
Adjusted EBITDA	Approximately $167 million

Skillsoft expects fiscal 2024 Adjusted EBITDA growth of at least low double digits.

Key Operational Metrics and Non-GAAP Financial Measures

Bookings

The following table sets forth unaudited bookings for the three months ended April 30, 2022 and 2021 as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on April 30 and the Skillsoft Content line includes approximately one month of Codecademy for both years:

1 Growth calculated compared to the prior year as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on April 30, 2021 and includes approximately one month of Codecademy for both years.

2 Signifies non-GAAP measure. See “Non-GAAP Financial Measures and Key Performance Metrics” in this release.

3 See “Non-GAAP Financial Measures and Key Performance Metrics”. The Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts.

	Three Months
(In thousands)	Ended April 30,		Change
	2022	2021	$	%
Bookings
Skillsoft Content	$51,069	$41,835	$9,234	22%
Global Knowledge	55,665	65,257	(9,592)	-15%
SumTotal	18,742	25,424	(6,682)	-26%
Total Bookings	$125,476	$132,516	($7,040)	-5%

Adjusted Revenue

The following table sets forth unaudited Adjusted Revenue for the three months ended April 30, 2022 and 2021 as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on April 30 and the Skillsoft Content line includes approximately one month of Codecademy for both years:

	Three Months
(In thousands)	Ended April 30,		Change
	2022	2021	$	%
Adjusted Revenue
Skillsoft Content	$89,786	$85,185	$4,601	5%
Global Knowledge	51,383	54,766	(3,383)	-6%
SumTotal	29,076	29,151	(75)	0%
Total Adjusted Revenue	$170,245	$169,102	$1,143	1%

Dollar Retention Rate

The following table sets forth dollar retention rates (“DRR”) for the last twelve-month (“LTM”) period ended April 30, 2022 and for the three-month periods ended April 30, 2022 and 2021:

	April 30
	LTM	2022	2021

Skillsoft Content	98%	101%	91%
SumTotal	95%	73%	95%

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413-9278 from the United States and Canada or (215) 268-9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft (NYSE: SKIL) delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track several non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period. We believe ARR is useful for assessing the performance of our recurring subscription revenue base and identifying trends affecting our business.

Dollar Retention Rate (“DRR”)

For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Bookings

Bookings in any particular period represents orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, adjusted revenue, and adjusted EBITDA), our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” “goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

●	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II, and Global Knowledge, and other recent transactions, including our acquisitions of Pluma and Codecademy;
●	the impact of U.S. and worldwide economic trends, financial market conditions, geopolitical events, natural disasters, climate change, public health crises, the ongoing COVID-19 pandemic (including any variant), political crises, or other catastrophic events on our business, liquidity, financial condition and results of operations;
●	our ability to attract and retain key employees and qualified technical and sales personnel;
●	our reliance on third parties to provide us with learning content, subject matter expertise, and content productions and the impact on our business if our relationships with these third parties are terminated;
●	fluctuations in our future operating results;
●	our ability to successfully identify, consummate, and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;
●	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;
●	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
●	our ability to market existing products and develop new products;
●	a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;
●	future regulatory, judicial, and legislative changes in our industry;
●	our ability to comply with laws and regulations applicable to our business;
●	a failure to achieve and maintain effective internal control over financial reporting;
●	fluctuations in foreign currency exchange rates;
●	our ability to protect or obtain intellectual property rights;
●	our ability to raise additional capital;
●	the impact of our indebtedness on our financial position and operating flexibility;
●	our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
●	our ability to successfully defend ourselves in legal proceedings; and
●	our ability to continue to meet applicable listing standards.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in our Form 10-K filed with the SEC for the fiscal year ended January 31, 2022 and our other filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected, and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data, and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Our forward-looking statements speak only as of the date made and we do not undertake to update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties, and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Investors

Eric Boyer

Senior Vice President, Investor Relations

eric.boyer@skillsoft.com

Media

Nancy Coleman

Senior Vice President, Corporate Communications

nancy.coleman@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	April 30, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$75,571		$154,672
Restricted cash	5,084		14,251
Accounts receivable, less reserves of approximately $300 and $600 as of April 30, 2022 and January 31, 2022 respectively	127,259		212,463
Prepaid expenses and other current assets	49,903		45,837
Total current assets	257,817		427,223
Property and equipment, net	17,633		18,084
Goodwill	1,179,926		871,504
Intangible assets, net	939,725		869,487
Right of use assets	17,090		19,925
Other assets	15,866		15,725
Total assets	$2,428,057		$2,221,948
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404		$4,800
Borrowings under accounts receivable facility	27,990		74,629
Accounts payable	29,855		25,661
Accrued compensation	33,904		51,115
Accrued expenses and other current liabilities	46,550		51,017
Lease liabilities	5,486		6,895
Deferred revenue	297,447		331,605
Total current liabilities	447,636		545,722

Long-term debt	616,463		462,185
Warrant liabilities	18,093		28,199
Deferred tax liabilities	95,065		99,911
Long term lease liabilities	11,711		13,355
Deferred revenue - non-current	1,708		1,248
Other long-term liabilities	11,697		11,430
Total long-term liabilities	754,737		616,328
Commitments and contingencies	—		—
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 163,760,305 shares issued and outstanding at April 30, 2022 and 133,258,027 shares issued and outstanding at January 31, 2022	14		11
Additional paid-in capital	1,495,820		1,306,146
Accumulated deficit	(268,872)		(247,229)
Accumulated other comprehensive (loss) income	(1,278)		970
Total shareholders’ equity	1,225,684		1,059,898
Total liabilities and shareholders’ equity	$2,428,057		$2,221,948

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Successor	Predecessor (SLH)
	Three Months	Three Months
	Ended	Ended
	April 30, 2022	April 30, 2021
Revenues:
Total revenues	$163,914	$91,701
Operating expenses:
Costs of revenues	47,634	24,521
Content and software development	22,773	16,607
Selling and marketing	44,883	28,502
General and administrative	29,720	12,362
Amortization of intangible assets	43,854	34,943
Recapitalization and acquisition-related costs	 13,442	 1,932
Restructuring	3,985	537
Total operating expenses	206,291	119,404
Operating loss	(42,377)	(27,703)
Other income (expense), net	1,003	(352)
Fair value adjustment of warrants	10,106	—
Interest income	166	10
Interest expense	(12,281)	(11,449)
Loss before benefit from income taxes	(43,383)	(39,494)
Benefit from income taxes	(21,740)	(2,089)
Net loss	(21,643)	(37,405)

Loss per share:
Class A and B – Basic and Diluted (SLH)	*	(9.35)
Ordinary – Basic and Diluted (Successor)	(0.15)	*
Weighted average common share outstanding:
Class A and B – Basic and Diluted (SLH)	*	4,000
Ordinary – Basic and Diluted (Successor)	142,209	*

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor (SLH)
	Three Months	Three Months
	Ended	Ended
	April 30, 2022	April 30, 2021
Cash flows from operating activities:
Net loss	$(21,643)	$(37,405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	6,898	—
Depreciation and amortization	2,533	2,419
Amortization of intangible assets	43,854	34,943
Change in bad debt reserve	(320)	(293)
(Benefit from) provision for income taxes – non-cash	(26,434)	(3,355)
Non-cash interest expense	415	335
Fair value adjustment to warrants	(10,106)	—
Right-of-use asset	2,836	477
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable	84,107	87,373
Prepaid expenses and other current assets	(367)	(2,481)
Accounts payable	2,042	2,781
Accrued expenses, including long-term	(22,768)	(19,422)
Lease liability	(3,053)	(864)
Deferred revenue	(50,112)	(24,832)
Net cash provided by operating activities	7,882	39,676
Cash flows from investing activities:
Purchase of property and equipment	(1,613)	(386)
Internally developed software - capitalized costs	(2,286)	(1,494)
Acquisition of Codecademy, net of cash acquired	(198,633)	—
Net cash used in investing activities	(202,532)	(1,880)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awarded	 (309)	 —
Proceeds from issuance of term loans, net of fees	157,088	—
Principal payments on capital lease obligation	—	(263)
Proceeds from accounts receivable facility, net of borrowings	(46,639)	(2,876)
Principal payments on Term loans	(1,601)	(1,300)
Net cash provided by (used in) financing activities	108,539	(4,439)
Effect of exchange rate changes on cash and cash equivalents	(2,157)	(140)
Net (decrease) increase in cash, cash equivalents and restricted cash	(88,268)	33,217
Cash, cash equivalents and restricted cash, beginning of period	168,923	74,443
Cash, cash equivalents and restricted cash, end of period	$80,655	$107,660
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$75,571	$105,004
Restricted cash	5,084	2,656
Cash, cash equivalents and restricted cash, end of period	$80,655	$107,660

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(IN THOUSANDS)

	For the Three Months Ended April 30, 2022
		Non-GAAP
		Revenue
	Skillsoft Corp.	Adjustments(1)	Combined
Revenues:
Total revenues	$ 163,914	$ 6,331	$ 170,245
Operating expenses
Cost of revenues	47,634	6,331	53,965
Content and software development	22,773	-	22,773
Selling and marketing	44,883	-	44,883
General and administrative	29,720	-	29,720
Amortization of intangible assets	43,854	-	43,854
Recapitalization and acquisition-related costs	13,442	-	13,442
Restructuring	3,985	-	3,985
Total operating expenses	206,291	6,331	212,622
Operating loss:	($ 42,377)	$ -	($ 42,377)
Other income (expense), net	11,110	-	11,110
Interest income	165	-	165
Interest expense	(12,281)	-	(12,281)

Loss before benefit from income taxes	(43,383)	-	(43,383)
Benefit from income taxes	(21,740)	-	(21,740)
Net loss	($ 21,643)	$ -	($ 21,643)

EBITDA Computation
Interest expense, net	$ 12,116	$ -	$ 12,116
Benefit from income taxes	(21,740)	-	(21,740)
Depreciation and amortization	46,387	-	46,387
EBITDA	15,120	-	15,120

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	1,011	-	1,011
Plus: Recapitalization and acquisition-related costs	13,442	-	13,442
Plus: Restructuring and contract terminations	3,985	-	3,985
Plus: Integration and migration related	1,554	-	1,554
Plus: Warrant fair value adjustment and foreign currency	(11,007)	-	(11,007)
Plus: Other add backs	(94)	-	(94)
Adjusted EBITDA	$ 32,503	$ -	$ 32,503

(1) Non-GAAP revenue adjustments include reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(IN THOUSANDS)

	For the Three Months Ended April 30, 2021
			Non-GAAP
			Revenue
	GK	Skillsoft Corp.	Adjustments(1)	Combined	Codecademy(2)	Proforma
Revenues:
Total revenues	$ 46,677	$ 91,701	$ 27,963	$ 166,341	$ 2,761	$ 169,102
Operating expenses
Cost of revenues	22,862	24,521	8,089	55,472
Content and software development	234	16,607	-	16,841
Selling and marketing	11,007	28,502	-	39,509
General and administrative	9,000	12,362	-	21,362
Amortization of intangible assets	1,172	34,943	-	36,115
Recapitalization and acquisition-related costs	-	1,932	-	1,932
Restructuring	2,618	537	-	3,155
Total operating expenses	46,893	119,404	8,089	174,386
Operating loss:	($ 216)	($ 27,703)	$ 19,874	($ 8,045)
Other income (expense), net	1,476	(352)	-	1,124
Interest income	-	10	-	10
Interest expense	(10,070)	(11,449)	-	(21,519)

Loss before benefit from income taxes	(8,810)	(39,494)	19,874	(28,430)
Benefit from income taxes	(840)	(2,089)	-	(2,929)
Net loss	($ 7,970)	($ 37,405)	$ 19,874	($ 25,501)

EBITDA Computation
Interest expense, net	$ 10,070	$ 11,439	$ -	$ 21,509
Benefit from income taxes	(840)	(2,089)	-	(2,929)
Depreciation and amortization	2,590	37,362	-	39,952
EBITDA	3,850	9,307	19,874	33,031

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	-	707	-	707
Plus: Recapitalization and acquisition-related costs	1,393	1,932	-	3,325
Plus: Restructuring and contract terminations	2,618	537	-	3,155
Plus: Integration and migration related	-	779	-	779
Plus: Warrant fair value adjustment and foreign currency	(255)	171	-	(84)
Plus: Impact of fresh-start and purchase accounting	-	18,021	(19,874)	(1,853)
Plus: Other add backs	(1,578)	422	-	(1,156)
Adjusted EBITDA	$ 6,028	$ 31,876	$ -	$ 37,904

(1) Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

(2) Non-GAAP revenue adjustment includes one month of proforma Codecademy revenue to allow better comparison against the three months ended April 30, 2022.